EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-86946 and 333-96661) of our report dated March 11, 2005 (with respect to Note S, which is not presented therein, September 15, 2005) on our audit of the consolidated financial statements as of December 31, 2004 and for the year then ended, included in the 2005 annual report on Form 10-KSB/A of a21, Inc.

/s/Eisner LLP

New York, New York
April 17, 2006